First Tracks Biotherapeutics Announces $200 Million Private Placement

SAN DIEGO, CA — Oct. 15, 2026 — First Tracks Biotherapeutics, Inc. (Nasdaq: TRAX), a clinical stage biotechnology company advancing antibody therapeutics that modulate immune pathways implicated in autoimmune and inflammatory diseases, today announced that it has entered into a securities purchase agreement to sell 6,106,870 shares of its common stock to a limited group of institutional investors in a private placement at a price of $32.75 per share. First Tracks Biotherapeutics anticipates approximately $200 million in gross proceeds to the company before deducting placement agent fees and other expenses. Closing of the private placement is expected to occur on October 19, 2026, subject to the satisfaction of customary closing conditions.

The private placement included participation from new and existing investors including Affinity Asset Advisors, LLC, First Light Asset Management, Sirenia Capital Management LP, TCGX, Trails Edge Capital Partners, Vestal Point Capital, a life sciences-focused institutional investor and multiple leading mutual funds.

First Tracks Biotherapeutics intends to use the proceeds from the private placement for general corporate purposes, including for clinical development of ANB033, a CD122 antagonist.

Leerink Partners, Piper Sandler, UBS Investment Bank and Wells Fargo Securities are acting as placement agents for the private placement.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and the securities will not and have not been registered under the Securities Act of 1933, as amended, and may not be reoffered or resold in the United States absent registration or an applicable exemption from registration requirements. First Tracks Biotherapeutics has agreed to file a registration statement with the SEC registering the resale of the common stock sold in the private placement.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About First Tracks Biotherapeutics

First Tracks Biotherapeutics is a clinical stage biotechnology company advancing antibody therapies that modulate immune pathways implicated in autoimmune and inflammatory diseases. Its pipeline includes ANB033, a CD122 antagonist in development for celiac disease and eosinophilic esophagitis; rosnilimab, a pathogenic T cell depleter in development for rheumatoid arthritis; and ANB101, a BDCA2 modulator. To learn more, visit www.FirstTracksBio.com or follow us on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to: statements relating to the expected timing of closing of the private placement, the intended use of proceeds and the filing of a registration statement. Statements including words such as “plan,” “continue,” “expect,” or “ongoing” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause the company’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to the company’s ability to advance its product candidates, obtain regulatory approval of and ultimately commercialize its product candidates, the timing and results of preclinical and clinical trials, the company’s ability to fund development activities and achieve development goals, the company’s ability to protect intellectual property and other risks and uncertainties described under the heading “Risk Factors” in documents the company files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof, and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Investor Contact:

Nick Montemarano

Vice President, Investor Relations

858.732.0178

investors@firsttracksbio.com